EXHIBIT 4.133

EXECUTION COPY

AMENDMENT NO. 10

TO

MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

dated as of March 22, 2005

among

RENTAL CAR FINANCE CORP.,

as Lessor,

DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc.,

as a Lessee and Servicer,

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

as Master Servicer and Guarantor

AMENDMENT NO. 10

TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

This Amendment No. 10 to Master Motor Vehicle Lease and Servicing Agreement, dated as of March 22, 2005 (“Amendment”), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor (“Lessor”), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer (“Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the “Guarantor”) (Lessor, Lessees and the Guarantor are collectively referred to herein as the “Parties”).

RECITALS

A.         Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, as amended by (i) Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 19, 1998, (ii) Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000, (iii) Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000, (iv) Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001, (v) Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement, dated as of January 31, 2002, (vi) Amendment No. 6 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 12, 2002, (vii) Amendment No. 7 to Master Motor Vehicle Lease and Servicing Agreement, dated as of February 24, 2003, (viii) Amendment No. 8 to Master Motor Vehicle Lease and Servicing Agreement, dated as of March 24, 2004, and (ix) Amendment No. 9 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 6, 2004 (collectively, the “Master Lease”); and

B.	The Parties wish to amend the Master Lease as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.           Definitions. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Master Lease.

2.           Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of March 30, 2005, to amend Section 24.15 of the Master Lease by deleting such Section 24.15 in its entirety.

3.           Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective upon the execution hereof by the Parties hereto and then only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.          Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing; provided, that, Sections 8.04(a) and 8.04(b) of the Note Purchase Agreement, dated as of December 15, 2000, as amended, among the Lessor, the Guarantor, the entities party thereto as Conduit Purchasers, the entities party thereto as Committed Purchasers, the entities party thereto as Managing Agents and Dresdner Kleinwort Wasserstein Securities LLC, as Administrative Agent (the “Series 2000-1 Note Purchase Agreement”), provide, in part, that neither the Lessor nor the Guarantor will make, or permit the Lessees to make, any amendment to any Series Document (as such term is defined in the Series 2000-1 Note Purchase Agreement) (i) without the prior written consent of each Managing Agent and (ii) if such amendment may be made with the prior consent of the Required Group II Noteholders, without the prior written consent of the Series 2000-1 Required Noteholders (as defined in the Series 2000-1 Supplement, dated as of December 15, 2000, as amended, between the Lessor and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), respectively.

5.          Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.          Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES FOLLOW]

2

IN WITNESS THEREOF, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

LESSEE:

DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc.

By: _____________________________________

Pamela S. Peck

Treasurer

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

Amendment 10 to Master Lease

The following hereby consent to the foregoing Amendment as of the date first above written.

MASTER COLLATERAL AGENT AND TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company

By: _____________________________________

Name:

Title:

GROUP II NOTEHOLDERS:

ABN AMRO BANK N.V., in its capacity as Managing Agent and as a Series 2000-1 Noteholder

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

By: _____________________________________

Name:

Title:

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

By: _____________________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

DOLLAR THRIFTY FUNDING CORP., in its capacity as a Series 1998-1 Noteholder

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

ENHANCEMENT PROVIDER:

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS NEW YORK BRANCH

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

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